Exhibit 99.4

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of ACNB Corporation (“ACNB”) and New Windsor Bancorp, Inc. (“New Windsor”) under the assumptions and adjustments set forth in the accompanying notes. The pro forma information, while helpful in illustrating the financial characteristics of ACNB following the merger under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of ACNB would have been had our companies been combined during the periods or as of the date for which the pro forma information is presented.

Unaudited Pro Forma Condensed Combined Statement of Condition

As of March 31, 2017

($ in Thousands, Except for Per Share Data)

					ACNB/New
			Pro Forma		Windsor
	ACNB	New Windsor	Merger		Combined
In thousands	Historical (1)	Historical (1)	Adjustments		Pro Forma
ASSETS
Cash, interest bearing deposits and federal funds sold	$16,516	$9,409	$(10,066	)(2)	$15,859
Securities	190,893	22,551	—		213,444
Loans receivable, net	938,797	265,595	(6,519	)(3)	1,197,873
Bank-owned life insurance	40,997	3,094	—		44,091
Intangible assets, net	608	—	2,418	(4)	3,026
Goodwill	6,308	—	13,045	(5)	19,353
Other assets	47,606	13,492	1,760	(6)	62,858
Total Assets	$1,241,725	$314,141	$638		$1,556,504

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$990,494	$285,545	$848	(7)	$1,276,887
Borrowed funds	118,218	5,000	(312	)(8)	122,906
Other Liabilities	11,171	907	(283	)(9)	11,795
Total Liabilities	1,119,883	291,452	253		1,411,588

Total Stockholders’ Equity	121,842	22,689	385	(10)	144,916

Total Liabilities and Shareholders’ Equity	$1,241,725	$314,141	$638		$1,556,504

(1)              Based on ACNB’s Form 10-Q for the quarterly period ended March 31, 2017, filed with the Securities and Exchange Commission on April 28, 2017 and New Windsor’s unaudited financial statements as of March 31, 2017, respectively.

(2)              The adjustment includes cash consideration of $4.5 million paid to New Windsor stockholders. Additionally, it is assumed that cash will be used to pay $5.5 million for one-time merger expenses related to New Windsor and ACNB.

Estimated New Windsor shares outstanding*	1,003,703
Estimated shares paid cash consideration	150,555
Cash consideration (per New Windsor share)	$30.00
Estimated cash portion of purchase price	$4,519,650
Estimated New Windsor shares outstanding*	1,003,703
Estimated shares paid stock consideration	853,148
Exchange ratio	1.10
Total ACNB shares issued	938,360
ACNB’s share price for purposes of calculation**	$30.50
Equity portion of purchase price	$28,619,980
Total estimated consideration to be paid	$33,139,630

*                      Represents the shares outstanding as of March 31, 2017 including the shares that will vest or be issued upon a change in control.

**               Represents ACNB’s share price as of June 30, 2017.

(3)              The pro forma adjustment of $6.519 million includes a negative $8.638 million credit component and a negative $710 thousand interest component netted with the existing New Windsor allowance for loan losses of $2.829 million which is prohibited to be carried over according to GAAP. The $8.638 million consists of an $4.674 million general credit component, which will be amortized or accreted into income, and an $3.964 million specific credit component, of which $2.506 million will be non-amortizing and $1.458 million will be amortized or accreted into income. Of the $710 thousand interest rate component, all will be amortized and accreted into income.

(4)              The pro forma adjustment of $2.418 million represents the recognition of the fair value of the core deposit intangible asset, which is assumed to be 0.76% of core deposit liabilities assumed. Core deposits are defined as total deposits less time deposits. The Core Deposit intangible has a weighted average remaining useful life of 10 years and is being amortized into income using the level yield method.

(5)              The proforma adjustment of $13.045 million calculated to reflect the preliminary proforma goodwill. The consideration paid to acquire New Windsor consists of cash of $4.52 million and the issuance of 938,360 shares of ACNB common stock based upon the fixed exchange rate of 1.10 applied to 853,148 of the 1,003,703 shares of New Windsor common stock outstanding as of the effective time of the merger.

(6)              The proforma adjustment of $1,760 thousand represents the estimated fair value adjustment on premises and equipment acquired of $821 and a $939 adjustments in the net deferred tax assets resulting from the fair value adjustments related to the acquired assets and assumed liabilities, identifiable intangibles and other deferred tax items.

Acquisition accounting adjustments assume that New Windsor’s stockholders’ equity is eliminated and the purchase price, goodwill and intangible assets are reflected on the ACNB’s financial statements pursuant to the application of acquisition accounting.

The following table shows the pro forma allocation of the consideration paid for New Windsor’s common equity to the acquired identifiable assets and liabilities assumed which are based on preliminary estimates and the pro forma goodwill generated from the transaction (unaudited, dollars in thousands):

Pro Forma Allocation of Purchase Price

Total Pro Forma Purchase Price		$33,140

Fair value of Assets Acquired
Cash, interest bearing deposits and federal funds sold	9,409
Investment securities	22,551
Loans held for sale	94
Loans receivable	258,982
Restricted stock	417
Premises and equipment, net	8,768
Intangible assets, net	2,418
Other assets	9,161
Total assets	311,800

Fair value of Liabilities Assumed
Non-interest-bearing deposits	75,567
Interest-bearing deposits	210,826
Subordinated debt	4,688
Other liabilities	624
Total liabilities	291,705

Net Assets Acquired		20,095
Preliminary Pro Forma Goodwill		$13,045

(7)              Represents the recognition of the fair value of the deposits.

(8)              Represents the recognition of the fair value of the other borrowed funds.

(9)              Represents the recognition of the fair value of the trust preferred securities.

(10)       Reflects the elimination of New Windsor’s equity accounts, issuance of 938,360 shares of ACNB’s common stock and additional merger-related costs as follows (dollars in thousands):

Total consideration	$33,140
Stock consideration	85%
Total stock consideration	$28,619
New Windsor’s equity	$(22,689)
Merger-related costs	$(5,545)

Net adjustments to equity	$385

Unaudited Pro Forma Combined Condensed Statement of Income

For the Three Months Ended March 31, 2017

($ in Thousands, Except for Per Share Data)

					ACNB/New
			Pro Forma		Windsor
	ACNB	New Windsor	Merger		Combined
	Historical (1)	Historical (1)	Adjustments		Pro Forma
Interest Income:
Loans, including fees	$9,530	$2,961	$359	(2)	$12,850
Securities	999	86	—	(3)	1,085
Other Interest Income	4	11			15
Total Interest Income	10,533	3,058	359		13,950
Interest Expense:
Deposits	635	320	(59	)(2)	896
Borrowings	432	80	2	(2)	514
Total Interest Expense	1,067	400	(57)		1,410

Net Interest Income	9,466	2,658	416		12,540
Provision for Loan Losses	—	—	—		—
Net Interest Income after Provision for Loan Losses	9,466	2,658	416		12,540
Other Income:
Service charges on deposit accounts	928	314	—		1,242
Earnings on investment in bank-owned life
insurance	255	26	—		281
Other non-interest income	1,899	248	—		2,147
Total Other Income	3,082	588	—		3,670
Other Expenses:
Salaries and employee benefits	5,748	1,552	—		7,300
Occupancy and equipment costs	1,320	444	(4	)(4)	1,760
Other non-interest expense	1,770	693	(66	)(5)	2,397
Merger related expenses	162	140	(302	)(6)	—
Total Other Expenses	9,000	2,829	(372)		11,457

Income Before Income Taxes	3,548	417	788		4,753
Provision for Income Taxes	911	211	276	(7)	1,398

Net Income	$2,637	$206	$512		$3,355

Per Share Data
Basic and diluted	$0.43	$0.20	$—		$0.48

Weighted average common shares outstanding
Basic and Diluted	6,064,656	1,007,617	(69,257	)(8)	7,003,016

(1)         Based on ACNB’s Form 10-Q for the quarterly period ended March 31, 2017, filed with the Securities and Exchange Commission on April 28, 2017, and New Windsor’s unaudited financial statements as of March 31, 2017, respectively.

(2)         The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, are being amortized and accreted into income over the estimated remaining lives of the respective assets and liabilities using the level yield method. The estimated weighted average remaining useful lives of time deposits is 2.5 years and the weighted average remaining useful life of the core deposit intangible is 10 years.

(3)         No adjustment to carrying value of securities as all securities are held as “available for sale”.

(4)         Represents the estimated fair value adjustment on premises and equipment required.

(5)         For the March 31, 2017 unaudited Pro Forma Combined Condensed Statement of Income, the adjustment represents the amortization of the core deposit intangible, amortization of the customer list intangible and the fair value adjustments on owned and leased buildings.

(6)         Other expenses do not reflect anticipated costs savings. As of March 31, 2017, other expenses include one-time merger and integration expenses of $162,000 incurred by ACNB and $140,000 incurred by New Windsor. Total anticipated one-time merger and integration expenses, on a pre-tax basis, are anticipated to be approximately $5.5 million.

(7)         Marginal tax rate of 35.0%.

(8)         Assumes ACNB’s average outstanding shares for the three month period ended March 31, 2017 combined with the 938,360 shares issued to New Windsor shareholders were outstanding for the entire period.

Unaudited Pro Forma Combined Condensed Statement of Income

For the Year Ended December 31, 2016

($ in Thousands, Except for Per Share Data)

					ACNB/New
			Pro Forma		Windsor
	ACNB	New Windsor	Merger		Combined
	Historical (1)	Historical (1)	Adjustments		Pro Forma
Interest Income:
Loans, including fees	$36,339	$11,718	$1,704	(2)	$49,761
Securities	4,042	381	—	(3)	4,423
Other Interest Income	119	14	—		133
Total Interest Income	40,500	12,113	1,704		54,317
Interest Expense:
Deposits	2,369	1,114	340	(2)	3,823
Borrowings	1,565	363	(8	)(2)	1,920
Total Interest Expense	3,934	1,477	332		5,743

Net Interest Income	36,566	10,636	1,372		48,574
Provision for Loan Losses	—	—	—		—
Net Interest Income after Provision for Loan Losses	36,566	10,636	1,372		48,574
Other Income:
Service charges	3,868	1,288	—		5,156
Earnings on investment in bank-owned life
insurance	1,100	69	—		1,169
Other non-interest income	8,240	1,339	—		9,579
Total Other Income	13,208	2,696	—		15,904
Other Expenses:
Salaries and employee benefits	22,200	6,119	—		28,319
Occupancy and equipment costs	5,112	1,726	(15	)(4)	6,823
Other non-interest expense	7,353	3,097	(264	)(5)	10,186
Merger related expenses	472	325	(797	)(6)	—
Total Other Expenses	35,137	11,267	(1,076)		45,328

Income Before Income Taxes	14,637	2,065	2,448		19,150
Provision for Income Taxes	3,768	924	867	(7)	5,559

Net Income	$10,869	$1,141	$1,581		$13,591

Per Share Data
Basic and diluted	$1.80	$1.14	$—		$1.94

Weighted average common shares outstanding
Basic and Diluted	6,051,579	1,004,080	(65,720	)(8)	6,989,939

(1)         Based on ACNB’s Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 15, 2017, and New Windsor’s audited financial statements as of December 31, 2016, respectively.

(2)         The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, are being amortized and accreted into income over the estimated remaining lives of the respective assets and liabilities using the level yield method. The estimated weighted average remaining useful lives of time deposits is 2.5 years and the weighted average remaining useful life of the core deposit intangible is 10 years.

(3)         No adjustment to carrying value of securities as all securities are held as “available for sale”.

(4)         Represents the estimated fair value adjustment on premises and equipment required.

(5)         The adjustment represents the amortization of the core deposit intangible, amortization of the customer list intangible and the fair value adjustments on owned and leased buildings.

(6)         Other expenses do not reflect anticipated costs savings. As of December 31, 2016 other expenses include one-time merger and integration expenses of $472,000 incurred by ACNB and $325,000 incurred by New Windsor. Total anticipated onetime merger and integration expenses, on a pre-tax basis, are anticipated to be approximately $5.5 million.

(7)         Marginal tax rate of 35.0%.

(8)         Assumes ACNB’s average outstanding shares for the year ended December 31, 2016 combined with the 938,360 shares issued to New Windsor shareholders were outstanding for the entire period.